Exhibit 16.1

April 22, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:  International Monetary Systems, Ltd.

File Ref. No. Commission File No. 0-30853

We have read the statements of International Monetary Systems, Ltd. pertaining to our firm included under Item 4.01 of Form 8-K dated April 16, 2010 and agree with such statements as they pertain to our firm.

Regards,

/s/ Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

1501 Corporate Drive, Suite 150 ● Boynton Beach, FL 33426
Telephone: (561) 752-1721 ● Fax: (561) 734-8562
www.cpawebb.com